PRESS RELEASE | November 7, 2023 | NASDAQ: PLL

PIEDMONT LITHIUM REPORTS THIRD QUARTER 2023 RESULTS
Inaugural Revenue and Profit Recorded on Commencement of Lithium Concentrate Shipments

•Revenue of $47.1 million on sales of 29,011 dry metric tons (dmt) of lithium concentrate.
•Gross profit of $23.8 million, reflecting a gross profit margin of 50.4%.
•Net income of $22.9 million and adjusted net income(1) of $16.9 million.
•Diluted earnings per share of $1.19 and adjusted diluted earnings per share(1) of $0.88.
•Adjusted EBITDA(1) of $16.2 million, reflecting an adjusted EBITDA margin(1) of 34.3%.
•Cash and cash equivalents of $94.5 million at September 30, 2023.
•On track to deliver full-year shipment guidance of approximately 56,500 dmt of lithium concentrate.

BELMONT, North Carolina, November 7, 2023 – Piedmont Lithium (“Piedmont” or the “Company”) (Nasdaq: PLL; ASX: PLL), a leading global supplier of lithium resources critical to the U.S. electric vehicle supply chain, today announced financial results for third quarter 2023.
“The third quarter was transformational for Piedmont as we made our first customer shipments under our offtake agreement with our joint-venture operation, North American Lithium(2). As a result, Piedmont became a revenue-generating lithium company and recorded adjusted net income of $17 million and adjusted earnings per share of $0.88.
“NAL is the largest operating lithium mine in North America, and production is ramping up well.
“While we are pleased with Piedmont’s operational and financial performances, our results were materially impacted by the 45% decline in spot lithium prices during the quarter. Virtually all of our offtake tonnage will eventually be sold under long-term contracts announced earlier this year, but initial shipments are being made on the spot market. The benchmark spodumene concentrate price fell from more than $3,500/dmt at the start of the quarter to approximately $1,900/dmt today, directly impacting our quarterly results as our spot shipments are settled at the spot price around the time of customer receipt.
“Piedmont expects to have two shipments in the fourth quarter and confirms our previous full year outlook of shipping approximately 56,500 dmt of lithium concentrate.
“EV demand remains strong globally with unit sales growth of 35% year to date and global EV penetration a record high of 18% in 2023. We continue to expect the U.S. electric vehicle market to grow significantly, in part, due to the positive stimulus provided by the Inflation Reduction Act. Further, with battery pack capacity for all EV types increasing and energy storage systems becoming a more substantial factor in the market, the total GWh of new battery capacity deployed has grown by nearly 50% this year. We believe the combination of growth in EV sales and total GWh deployed will drive continued lithium demand growth.
“With NAL in production, we look forward to advancing the rest of our projects, with the assistance of federal government finance agencies and strategic partners where possible, and always with a view to minimizing dilution to existing shareholders.”

Keith Phillips, Piedmont Lithium President and Chief Executive Officer

___________________________________________________________
(1) See end of this release for reconciliation of non-GAAP measures.
(2) North American Lithium (“NAL”).

Third Quarter 2023 Financial Highlights
All references to dry metric tons (“dmt”) in this release relate to lithium (spodumene) concentrate.

		Units	Q3’23	Q3’22
Sales	Concentrate shipped	dmt	29,011	—
	Revenue	$ millions	47.1	—
	Realized price (~5.3% Li2O)(1)	$/dmt	1,624	—
	Realized cost of sales(2)	$/dmt	805	—

Profitability	Gross profit	$ millions	23.8	—
	Gross profit margin	%	50.4	—
	Net income(3)	$ millions	22.9	16.7
	Adjusted net income(4)	$ millions	16.9	(8.9)
	Adjusted diluted EPS(4)	$	0.88	(0.49)
	Adjusted EBITDA(4)	$ millions	16.2	(9.3)
	Adjusted EBITDA margin(4)%		34.3	—

Cash	Cash and cash equivalents(5)	$ millions	94.5	117.6
___________________________________________________________
(1) Realized price is the average estimated price, net of certain distribution and other fees, for ~5.3% Li2O grade, which includes referenced pricing data up to September 30, 2023, and is subject to final adjustment. The final adjusted price may be higher or lower than the estimated average realized price based on future price movements.
(2) Realized cost of sales is the average cost of sales including Piedmont’s offtake pricing agreement with Sayona Quebec for the purchase of lithium concentrate at a market price subject to a floor of $500 per metric ton and a ceiling of $900 per metric ton, adjustments for product grade, freight, and insurance.
(3) Net income includes gain on dilution from equity method investments, which is reported on a one-quarter lag, of $8.0 million and $29.4 million, for the three months ended September 30, 2023 and 2022, respectively.
(4) See end of this release for reconciliation of non-GAAP measures.
(5) Cash and cash equivalents are reported as of the end of the period.

Third Quarter 2023 and Recent Business Highlights

Piedmont Lithium
•Purchased 29,011 dmt from NAL in Q3’23.
•Shipped 29,011 dmt (~5.3% Li2O) in Q3’23 to two customers.
•Our first shipment included a $31.6 million provisional prepayment received in Q3’23 based on indicative market pricing of $3,350/dmt at the time of contract execution. With the recent decline in lithium prices, current market pricing is now approximately $1,900/dmt. We have accrued $7.8 million associated with the final settlement, which will occur in Q1’24.
North American Lithium (Quebec, Canada)
•In Q3’23, NAL produced 31,486 dmt and shipped 48,211 dmt, of which 29,011 dmt were sold to Piedmont.
•In October 2023, Sayona Mining provided a forecast for the one-year period July 1, 2023 through June 30, 2024 projecting production of 140,000 to 160,000 dmt and shipments of 160,000 to 180,000 dmt.
•NAL has substantially progressed ongoing capital improvement projects, including a capacity increase for its tailings storage facility and a new crushed-ore dome.

•Concentrate produced and shipped by NAL and concentrate shipped by Piedmont:

	Share	Units	Q3’23 YTD	Q3’23	Q2’23
North American Lithium
Concentrate produced	100%(1)	dmt	64,606	31,486	29,610
Concentrate shipped	100%(2)	dmt	48,211	48,211	—

Piedmont Lithium
Concentrate shipped	100%	dmt	29,011	29,011	—
___________________________________________________________
(1) Concentrate produced represents 100% of NAL’s production.
(2) Concentrate shipped represents 100% of NAL’s shipments, inclusive of shipments to Piedmont totaling 29,011 dmt in Q3’23.
Note: The table above reports quarterly and year-to-date information in accordance with Piedmont’s fiscal year reporting, which is on a calendar-year basis. Concentrate produced and concentrate shipped (above) are reported in the periods in which activities actually occurred. For financial statement purposes, Piedmont reports income (loss) from its 25% ownership in Sayona Quebec, which includes NAL, on a one-quarter lag.
Ewoyaa Project (Ghana)
•Piedmont exercised its option to acquire an initial 22.5% equity interest, subject to Ghanaian governmental approval, in Atlantic Lithium’s Ghanaian lithium portfolio, which includes Ewoyaa.
•Piedmont expects to earn an additional 27.5% equity interest, subject to funding the first $70.0 million of capital expenditures for Ewoyaa, which would result in Piedmont and Atlantic Lithium each owning 50% of the Ewoyaa project.
•In Q3’23, the Minerals Income Investment Fund of Ghana (“MIIF”) entered into a non-binding agreement with Atlantic Lithium to invest $27.9 million to acquire a 6% equity interest in Ewoyaa, with the investment earmarked for Ewoyaa’s project development costs, and to fund 6% of all future exploration and development costs within Atlantic Lithium’s Ghanaian portfolio. These funds are expected to equally reduce Piedmont and Atlantic Lithium’s capital expenditure contribution to Ewoyaa.
•In Q4’23, Ghana’s Ministry of Lands and Natural Resources granted a mining lease for Ewoyaa, subject to ratification by the Ghanaian Parliament. The mining lease includes a 13% free-carried interest in Ewoyaa for the Government of Ghana and a 10% royalty. If both the mining lease is ratified and the agreement with MIIF is executed, Piedmont and Atlantic Lithium would each own 40.5% equity interest in Ewoyaa. Piedmont would continue to maintain a 50% life-of-mine offtake right to future lithium concentrate production from Atlantic Lithium Ghana under these agreements.
•Prior to starting construction, an approval by the Environmental Protection Agency of Ghana will be required. Atlantic Lithium expects the permitting process to be finalized in H2’24.
Tennessee Lithium (Tennessee)
•In Q3’23, Piedmont received the final material permits required to proceed with construction of the 30,000 metric ton per year lithium hydroxide conversion facility.
•Piedmont exercised its option to purchase land for the plant site and is working on closing with local economic development.
•In Q3’23, Piedmont engaged advisors to support its funding strategy for the construction of Tennessee Lithium. In consultation with the U.S. Department of Energy (“DOE”), Piedmont has decided to pursue an Advanced Technology Vehicle Manufacturing (“ATVM”) loan with the DOE’s Loan Programs Office, rather than complete the previously announced $141.7 million grant under the Bipartisan Infrastructure Law. The ATVM loan, if awarded, would be expected to cover a significantly larger share of the capital required for the project, strengthening the opportunity for strategic parties to partner with Piedmont on the project. Piedmont expects the DOE and strategic funding processes to take several months to complete.
•In Q4’23, Piedmont purchased a tailings storage facility adjacent to the Tennessee Lithium plant site for the placement of inert tailings to be produced as part of the alkaline pressure leach process. Also in Q4’23, Piedmont agreed to acquire a large industrial complex in close proximity to the Tennessee Lithium plant site. These two acquisitions should result in significant net economic benefits to the project.

Carolina Lithium (North Carolina)
•Piedmont continues to advance the state mining permit process. In Q3’23, Piedmont submitted a partial draft response to the North Carolina Department of Environment, Minerals and Land Resources’ most recent additional information request.
•Piedmont continues to engage with community stakeholders, including the Gaston County Board of Commissioners, in advance of anticipated rezoning efforts.
Exploration
•In Q4’23, Piedmont paid $1.5 million to acquire a 19.9% equity interest in Vinland Lithium, which owns the Killick Lithium Project in southern Newfoundland, Canada. Piedmont has the right to earn up to a 62.5% equity interest through staged investments in Killick Lithium. Piedmont will be entitled to 100% marketing rights and a right of first refusal on 100% offtake rights to any lithium concentrate produced on a life-of-mine basis from Killick Lithium at competitive commercial rates.
•The Vinland investment is consistent with Piedmont’s strategy to build a world-class spodumene resource base by investing in projects with large-scale potential, in attractive jurisdictions, and managed by strong exploration teams.
Fourth Quarter 2023 Outlook

	Q4’23	FY 2023
Concentrate shipped (dmt)	~ 27,500	~ 56,500
Capital expenditures	$18 million — $22 million	$63 million — $67 million
Investments in and advances to affiliates(1)	$10 million — $14 million	$46 million — $50 million
___________________________________________________________
(1) Investments in and advances to affiliates includes contributions to our equity method investees (Sayona Quebec, Sayona Mining, and Atlantic Lithium) and advances to affiliates for lithium projects, specifically Ewoyaa.
Piedmont expects to ship approximately 27,500 dmt in Q4’23, confirming the full-year guidance of approximately 56,500 dmt for the start-up year, 2023. The vast majority of forecasted capital expenditures relate to Tennessee Lithium and Carolina Lithium. Investments in and advances to affiliates reflect cash contributions to our equity method investees (Atlantic Lithium, Sayona Quebec and Sayona Mining) and advances to Atlantic Lithium for the Ewoyaa Project.
Safety and Sustainability
Piedmont is strongly committed to building safety into the foundation of all aspects of our company, operations, and culture. During Q3’23, members of management participated in an intensive safety leadership training program to help ensure a collaborative and uniform commitment to safety across the organization, particularly as we advance toward operations. Also in Q3’23, Piedmont hired an additional safety professional in Tennessee to manage operations of our recently acquired landfill, support the corporate team, and prepare safety initiatives related to our Tennessee Lithium project.
Piedmont issued its inaugural sustainability report, Progressing with Purpose, in June 2023, which governs our ESG efforts as we develop our operations and advance our equity interests. The report affirms the Company’s commitment to being a responsible, respectful steward of the planet, people, and the communities where Piedmont plans to operate its wholly-owned projects, Tennessee Lithium and Carolina Lithium. The aspirations reflected in the report are intended to guide the Company’s ESG strategy and are centered on the four pillars of planet, people, communities, and governance.

Conference Call Information

Date:	Tuesday, November 7, 2023
Time:	8:30 am Eastern Standard Time
Dial-in (Toll Free):	1 (888) 510-2296
Dial-in (International):	1 (646) 960-0479
Conference ID:	4530245
Participant URL:	https://events.q4inc.com/attendee/951511499

Piedmont’s earnings presentation and supporting material are available at:
https://piedmontlithium.com/investors.

About Piedmont

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing lithium concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). These geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

For further information, contact:

Erin Sanders	Christian Healy/ Jeff Siegel
SVP, Corporate Communications &	Media Inquiries
Investor Relations	E: Christian@dlpr.com
T: +1 704 575 2549	E: Jeff@dlpr.com
E: esanders@piedmontlithium.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction and production activities of Sayona Mining, Atlantic Lithium, and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining, or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

PIEDMONT LITHIUM INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$47,127	$—	$47,127	$—
Costs of sales	23,363	—	23,363	—
Gross profit	23,764	—	23,764	—
Exploration and mine development costs	471	434	1,668	1,485
Selling, general and administrative expenses	11,185	7,160	31,793	20,200
Total operating expenses	11,656	7,594	33,461	21,685
Income (loss) from equity method investments(1)	3,852	(2,003)	(1,565)	(6,547)
Income (loss) from operations	15,960	(9,597)	(11,262)	(28,232)
Interest income	1,031	373	2,959	373
Interest expense	(8)	(21)	(34)	(97)
Loss from foreign currency exchange	(22)	(35)	(88)	(60)
Gain on dilution of equity method investments(1)	7,958	29,367	15,208	29,367
Total other income	8,959	29,684	18,045	29,583
Income before taxes	24,919	20,087	6,783	1,351
Income tax expense	2,028	3,422	3,170	3,422
Net income (loss)	$22,891	$16,665	$3,613	$(2,071)

Earnings (loss) per share:
Basic	$1.19	$0.93	$0.19	$(0.12)
Diluted	$1.19	$0.92	$0.19	$(0.12)
Weighted-average shares outstanding:
Basic	19,203	17,966	18,974	17,343
Diluted	19,239	18,081	19,011	17,343

___________________________________________________________
(1) Income (loss) from equity method investments and Gain on dilution of equity method investments are reported on a one-quarter lag.

PIEDMONT LITHIUM INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts) (Unaudited)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$94,495	$99,247
Accounts receivable	23,281	—
Other current assets	4,374	2,612
Total current assets	122,150	101,859
Property, plant and mine development, net	116,422	71,541
Other non-current assets	25,734	18,873
Equity method investments	133,044	95,648
Total assets	$397,350	$287,921

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$34,607	$12,862
Current portion of long-term debt	201	425
Other current liabilities	8,052	124
Total current liabilities	42,860	13,411
Long-term debt, net of current portion	44	163
Operating lease liabilities, net of current portion	1,174	1,177
Deferred tax liabilities	5,221	2,881
Total liabilities	49,299	17,632
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.0001 par value, 100,000 shares authorized; 19,209 and 18,073 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	459,475	381,242
Accumulated deficit	(102,045)	(105,658)
Accumulated other comprehensive loss	(9,381)	(5,297)
Total stockholders’ equity	348,051	270,289
Total liabilities and stockholders’ equity	$397,350	$287,921

PIEDMONT LITHIUM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net Income (loss)	$3,613	$(2,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	7,378	2,643
Loss from equity method investments	1,565	6,547
Gain on dilution of equity method investments	(15,208)	(29,367)
Deferred taxes	3,170	3,422
Depreciation	174	32
Noncash lease expense	169	72
Loss on sale of property, plant and mine development	—	12
Unrealized loss on investment	27	54
Changes in operating assets and liabilities:
Accounts receivable	(23,281)	—
Other assets	(1,633)	(959)
Operating lease liabilities	(148)	(69)
Accounts payable	21,865	270
Accrued other current liabilities	7,712	(2,627)
Net cash provided by (used in) operating activities	5,403	(22,041)
Cash flows from investing activities:
Capital expenditures	(44,978)	(21,892)
Advances to affiliates	(6,828)	(9,815)
Investments in equity method investments	(28,667)	(14,087)
Net cash used in investing activities	(80,473)	(45,794)
Cash flows from financing activities:
Proceeds from issuances of common stock, net of issuance costs	71,084	122,059
Proceeds from exercise of stock options	—	93
Principal payments on long-term debt	(344)	(973)
Payments to tax authorities for employee share-based compensation	(422)	—
Net cash provided by financing activities	70,318	121,179
Net (decrease) increase in cash	(4,752)	53,344
Cash and cash equivalents at beginning of period	99,247	64,245
Cash and cash equivalents at end of period	$94,495	$117,589

Non-GAAP Financial Measures
The following information provides definitions and reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. The non-GAAP financial measures presented do not have any standard meaning prescribed by GAAP and may differ from similarly-titled measures used by other companies. However, we present these measures in this press release because we believe these non-GAAP financial measures provide useful means of evaluating and understanding how our management evaluates our financial condition and results of operations.

The following are non-GAAP financial measures for Piedmont Lithium:

Adjusted net income (loss) is defined as net income (loss) plus or minus the gain or loss from gain on dilution of equity method investments, gain or loss from foreign currency exchange and certain other adjustments we believe are not reflective of our ongoing operations and performance.

Adjusted diluted earnings per share (or adjusted diluted EPS) is defined as diluted EPS before gain on dilution of equity method investments, gain or loss from foreign currency exchange and certain other costs we believe are not reflective of our ongoing operations and performance. Any references to adjusted EPS are to adjusted diluted EPS.

EBITDA is defined as net income before interest expenses, income tax expense, and depreciation.

Adjusted EBITDA is defined as EBITDA plus or minus the gain or loss from gain on dilution of equity method investments, gain or loss from foreign currency exchange and certain other adjustments we believe are not reflective of our ongoing operations and performance.

Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenue.

Below are reconciliations of non-GAAP financial measures on a consolidated basis for adjusted net income (loss), adjusted diluted EPS, EBITDA, and adjusted EBITDA.

Adjusted Net Income and Adjusted Diluted EPS

	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
(in thousands, except per share amounts)		Diluted EPS		Diluted EPS
Net income	$22,891	$1.19	$3,613	$0.19
Gain on dilution of equity method investments(1)	(7,958)	(0.41)	(15,208)	(0.80)
Loss from foreign currency exchange(2)	22	—	88	—
Other costs(3)	152	0.01	441	0.02
Tax effect of adjustments(4)	1,794	0.09	3,447	0.19
Adjusted net income (loss)	$16,901	$0.88	$(7,619)	$(0.40)
______________________________________________________
(1) Gain on dilution of equity method investments represents a noncash gain recognized due to Piedmont electing not to participate in Sayona Mining’s share issuances and is reported on a one-quarter lag. These shares were issued at a greater value than the carrying value of our ownership interest and as a result our interest in Sayona Mining was diluted and reduced.
(2) Loss from foreign currency exchange relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.
(3) Other costs include severance costs, legal and transactional costs associated with the DOE loan and grant initiatives, and costs related to certain significant strategic transactions.
(4) No income tax impacts have been given to any items that were recorded in jurisdictions with full valuation allowances.

	Three Months Ended September 30, 2022		Nine Months Ended September 30, 2022
(in thousands, except per share amounts)		Diluted EPS		Diluted EPS
Net income (loss)	$16,665	$0.92	$(2,071)	$(0.12)
Gain on dilution of equity method investments(1)	(29,367)	(1.62)	(29,367)	(1.69)
Loss from foreign currency exchange(2)	35	—	60	—
Other costs(3)	296	0.02	541	0.03
Tax effect of adjustments(4)	3,422	0.19	3,422	0.20
Adjusted net loss	$(8,949)	$(0.49)	$(27,415)	$(1.58)
______________________________________________________
(1) Gain on dilution of equity method investments represents a noncash gain recognized due to Piedmont electing not to participate in Sayona Mining’s share issuances and is reported on a one-quarter lag. These shares were issued at a greater value than the carrying value of our ownership interest and as a result our interest in Sayona Mining was diluted and reduced.
(2) Loss from foreign currency exchange relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.
(3) Other costs include severance costs, legal and transactional costs associated with the DOE loan and grant initiatives, and costs related to certain significant strategic transactions.
(4) No income tax impacts have been given to any items that were recorded in jurisdictions with full valuation allowances.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$22,891	$16,665	$3,613	$(2,071)
Interest income, net	(1,023)	(352)	(2,925)	(276)
Income tax expense	2,028	3,422	3,170	3,422
Depreciation	68	21	174	32
EBITDA	23,964	19,756	4,032	1,107
Gain on dilution of equity method investments(1)	(7,958)	(29,367)	(15,208)	(29,367)
Loss from foreign currency exchange(2)	22	35	88	60
Other costs(3)	152	296	441	541
Adjusted EBITDA	$16,180	$(9,280)	$(10,647)	$(27,659)
Adjusted EBITDA margin(4)	34.3%	—	(22.6)%	$—
______________________________________________________
(1) Gain on dilution of equity method investments represents a noncash gain recognized due to Piedmont electing not to participate in Sayona Mining’s share issuances and is reported on a one-quarter lag. These shares were issued at a greater value than the carrying value of our ownership interest and as a result our interest in Sayona Mining was diluted and reduced.
(2) Loss from foreign currency exchange relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.
(3) Other costs include severance costs, legal and transactional costs associated with the DOE loan and grant initiatives, and costs related to certain significant strategic transactions.
(4) Adjusted EBITDA margin is defined as adjusted EBITDA divided by revenue.